Exhibit 10.2

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Ninth Amendment to Employment Agreement is made and entered into as of March 1, 2007, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Edward Oats (“Executive”).

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on eight prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2007 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 1, 2007, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2008 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

/s/ EDWARD OATS	By:	/s/ JOSE LUIS LAPARTE
Edward Oats	Name:	Jose Luis Laparte
	Its:	President